EXHIBIT 21.1
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                           SUBSIDIARIES OF REGISTRANT

1.   The Park Avenue Bank, Valdosta, Georgia(1)

               PAB Holdings, Inc.(2)
               PAB Investments, Inc.(1)

2.   First Community Bank of Southwest Georgia, Bainbridge, Georgia(1)

               FCB Holdings, Inc.(2)
               FCB Investments, Inc.(1)

3.   Eagle Bank and Trust, Statesboro, Georgia(1)

4.   Baxley Federal Savings Bank, Baxley, Georgia(1)

5.   PAB Financial Services, LLC, Valdosta, Georgia(1)

6.   PAB Bankshares Capital Trust I (2)




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(1)   State of incorporation or organization is Georgia.
(2)   State of incorporation or organization is Delaware.


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